UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2008

MICROMET, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-50440	52-2243564
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

6707 Democracy Boulevard, Suite 505, Bethesda, MD	20817
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (240) 752-1420

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On August 29, 2008, Barclay A. Phillips resigned as a member of the board of directors, effective upon his appointment as the Company’s Senior Vice President and Chief Financial Officer, as described in more detail below.

(c), (e) On August 30, 2008, Mr. Phillips was appointed as the Company’s Senior Vice President and Chief Financial Officer.

Barclay A. Phillips, age 45, served as a member of the Company’s board of directors since December 2000. From 1999 to August 29, 2008, Mr. Phillips was a Managing Director of Vector Fund Management. From 1991 to 1999, Mr. Phillips served in various roles including Director of Private Placements and Biotechnology Analyst for INVESCO Funds Group, Inc. From 1985 to 1990, Mr. Phillips held positions in sales and trading with Paine Webber, Inc. and Shearson Lehman Hutton, Inc. Over the last ten years, Mr. Phillips has held board positions for a number of public and private companies and currently serves as a director of Acorda Therapeutics, Inc., a publicly traded biopharmaceutical company. Mr. Phillips received a B.A. in economics from the University of Colorado in Boulder.

In connection with the appointment of Mr. Phillips as the Company’s Senior Vice President and Chief Financial Officer, on August 30, 2008, the Company entered into an employment agreement with Mr. Phillips, effective as of August 30, 2008. Mr. Phillips will receive a base salary of $300,000 per year. In addition, the Company has agreed to grant Mr. Phillips options to purchase 300,000 shares of the Company’s common stock. The option grant was made effective as of September 1, 2008 in accordance with the Company’s stock option grant guidelines. Options to purchase 25% of the shares will vest on the 12 month anniversary of the date of grant and the remainder of the options will vest in 36 equal monthly installments thereafter, such that all of the options will be vested by the fourth anniversary of the date of grant. In addition, Mr. Phillips is eligible to participate in the Company’s 2008 Management Incentive Compensation Plan, under which he may earn a bonus of up to 35% of his base salary, prorated for the period of his employment in 2008, based on the achievement of certain individual and corporate performance criteria.

Item 8.01 Other Events.

On September 2, 2008, the Company issued a press release announcing the hiring of Mr. Phillips. The press release is filed herewith as Exhibit 99.1 and is incorporated by reference into this Item 8.01.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Executive Employment Agreement between Micromet, Inc. and Barclay A. Phillips dated August 30, 2008.

99.1	Press Release dated September 2, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICROMET, INC.

Date: September 2, 2008
	By:	/s/ Matthias Alder
	Name:	Matthias Alder
	Title:	Senior Vice President & General Counsel

EXHIBIT INDEX

Exhibit No.	Description
10.1	Executive Employment Agreement between Micromet, Inc. and Barclay A. Phillips dated August 30, 2008.

99.1	Press Release dated September 2, 2008.